EXHIBIT 23.2

                    Merdinger, Fruchter, Rosen & Corso, P.C.
                     CERTIFIED PUBLIC ACCOUNTANTS Letterhead


                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 3, 2001 included in the annual report of Sector Communications, Inc. on Form 10K-SB for the year ended February 28, 2001 and to the reference to our firm as "Experts" in the Registration Statement.


                                 /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                                ---------------------------------------------
                                Merdinger, Fruchter, Rosen & Corso, P.C.
                                Certified Public Accountants


New York, New York
March 5, 2002





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